Exhibit 10.15

                    HQ SUSTAINABLE MARITIME INDUSTRIES, INC.
                           14 Wall Street, 20th Floor
                               New York, NY 10005

                                 April 11, 2005


Lillian Wang
225 Rector Park
Suite 23G
New York, NY 10280

Re: Amendment No. 1 to Employment Agreement


Dear Ms. Wang:

         This letter is in reference to that certain Employment Agreement effective as of April 1, 2004 (the "Agreement"), between HQ Sustainable Maritime Industries, Inc., a Delaware corporation (the "Company") and you, a resident of the State of New York. Capitalized terms used herein, unless otherwise defined or unless the context otherwise indicates, shall have the same meanings as set forth in the Agreement. The Agreement is hereby amended as follows:

1.       Section 5.

         Section 5 is hereby amended to read in its entirety as follows:

         "Section 5. Location. The locus of the Executive's employment with the Company shall be the Company's office located at 14 Wall Street, Suite 2000, New York, New York 10005."


2.       Section 10(b)(v).

         Section 10(b)(v) is hereby amended to read in its entirety as follows:

         "(v) The Company shall purchase a directors and officers liability insurance policy or otherwise obtain directors and officers liability insurance coverage, in the amount of Five Million Dollars (US$5,000,000.00) for the Executive as soon as practicable, but in no event later than the end of the Company's first fiscal year following the Effective Date."


3.       Section 11.

         Section 11 is hereby amended to read in its entirety as follows:



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         "a. Death. In the event that,  during the term of this  Agreement,  the
Executive dies, this Agreement and the Executive's employment with the Company shall automatically terminate and the Company shall have no further obligations or liability to the Executive or his heirs, administrators or executors with respect to compensation and benefits accruing thereafter, except for the obligation to pay the Executive's heirs, administrators or executors any earned but unpaid base salary, unpaid pro rata annual bonus and unused vacation days accrued through the date of death. The Company shall deduct, from all payments made hereunder, all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions.

         b. Disability. In the event that, during the term of this Agreement, the Executive shall be prevented from performing his duties and responsibilities hereunder to the full extent required by the Company by reason of "Disability," as defined hereinbelow, this Agreement and the Executive's employment with the Company shall automatically terminate and the Company shall have no further obligations or liability to the Executive or his heirs, administrators or executors with respect to compensation and benefits accruing thereafter, except for the obligation to pay the Executive's heirs, administrators or executors any earned but unpaid base salary, unpaid pro rata annual bonus and unused vacation days accrued through the date of Disability. The Company shall deduct, from all payments made hereunder, all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions through the last date of the Executive's employment with the Company. For purposes of this Agreement, "Disability" shall mean a physical or mental disability that prevents the performance by the Executive, with or without reasonable accommodation, of his duties and responsibilities hereunder for a continuous period of not less than four consecutive months, or not less than an aggregate of four months during any one-year period.

         c. "Cause."

                  (i) At any time during the term of this Agreement, the Company may terminate this Agreement and the Executive's employment hereunder for "Cause." For purposes of this Agreement, "Cause" shall mean: (a) the willful and continued failure of the Executive to perform substantially his duties and responsibilities for the Company (other than any such failure resulting from a Disability) after a written demand for substantial performance is delivered to the Executive by the Company, which specifically identifies the manner in which the Company believes that the Executive has not substantially performed his duties and responsibilities, which willful and continued failure is not cured by the Executive within thirty (30) days of his receipt of said written demand; (b) the conviction of, or plea of guilty or nolo contendre to, a felony, after the exhaustion of all available appeals; or (c) the willful engaging by the Executive in gross misconduct which is materially and demonstratively injurious to the Company, after a written demand to cease or cure such gross misconduct is delivered to the Executive by the Company, which specifically identifies the manner in which the Company believes that the Executive has committed gross misconduct that is materially and demonstratively injurious to the Company, which gross misconduct does not cease or is not cured by the Executive within thirty (30) days of his receipt of said written demand.

                  (ii) Termination of the Executive for "Cause" pursuant to paragraphs 11(c)(i)(a) and (c) shall be made by delivery to the Executive of a copy of the written demand referred to in paragraphs 11(c)(i)(a) and (c), or


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pursuant to paragraphs  11(c)(i)(b) by a written  notice,  either of which shall specify the basis of such termination and the particulars thereof and finding that in the reasonable judgment of the Company, the conduct set forth in paragraph 11(c)(i)(a), 11(c)(i)(b) or 11(c)(i)(c), as applicable, has occurred and that such occurrence warrants the Executive's termination.

                  (iii) Upon termination of this Agreement for "Cause," the Company shall have no further obligations or liability to the Executive or his heirs, administrators or executors with respect to compensation and benefits thereafter, except for the obligation to pay the Executive any earned but unpaid base salary, unpaid pro rata annual bonus and unused vacation days accrued through the Executive's last day of employment with the Company. The Company shall deduct, from all payments made hereunder, all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions.

         d.       "Good Reason."

                  (i) At any time during the term of this Agreement, subject to the conditions set forth in paragraph 11(d)(iii) hereinbelow, the Executive may terminate this Agreement and the Executive's employment with the Company for "Good Reason." For purposes of this Agreement, "Good Reason" shall mean the occurrence, without the Executive's consent, of any of the following events: (a) the assignment to the Executive of duties that are significantly different from, and that result in a substantial diminution of, the duties that he assumed on the Inception Date; (b) the assignment to the Executive of a title that is different from and subordinate to the title specified in paragraph 2 hereinabove, or (c) a Change of Control (as defined in paragraph 11(d)(ii) hereinbelow).

                  (ii) For purposes of this Agreement, "Change of Control" means the Company's Board votes to approve: (a) any consolidation or merger of the Company pursuant to which fifty percent (50%) or less of the outstanding voting securities of the surviving or resulting company are not owned collectively by the common share and warrant holders of Sino-Sult Canada (S.S.C.) Limited and Red Coral Group Limited, Inc. as of September 1, 2004 (the "Current Control Group"); (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company other than any sale, lease, exchange or other transfer to any company where the Company owns, directly or indirectly, 100 percent of the outstanding voting securities of such company after any such transfer; (c) any person or persons (as such term is used in Section 13(d) of the Exchange Act of 1934, as amended), other than the Current Control Group, shall acquire or become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) whether directly, indirectly, beneficially or of record, of 50 percent or more of outstanding voting securities of the Company; or (d) commencement by any entity, person, or group (including any affiliate thereof, other than the Company) of a tender offer or exchange offer where the offeree acquires more than 50 percent of the then outstanding voting securities of the Company.

                  (iii) The Executive shall not be entitled to terminate his employment with the Company and this Agreement for "Good Reason" unless and until (a) he shall have received written notice from the Company of the occurrence of an event constituting "Good Reason" as that term is defined in


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paragraph 11(d)(i) and (ii) hereinabove,  which written notice the Company shall deliver to the Executive within five (5) business days of the occurrence of any such event; (b) he shall have delivered written notice to the Company of his intention to terminate this Agreement or his employment with the Company for "Good Reason," which notice specifies in reasonable detail the circumstances claimed to provide the basis for such termination for "Good Reason," within 30 days of his receipt from the Company of the written notice described in paragraph 11(d)(iii)(a) hereinabove, the Executive's having obtained actual knowledge of a "Good Reason;" and (c) the Company shall not have eliminated the circumstances constituting "Good Reason" within 30 days of its receipt from the
Executive  of  the  written   notice   described   in  paragraph   11(d)(iii)(b)
hereinabove."

                  (iv) In the event that the Executive terminates this Agreement and his employment with the Company for "Good Reason," the Company shall pay or provide to the Executive (or, following his death, to the Executive's heirs, administrators or executors): (a) any earned but unpaid base salary, unpaid pro rata annual bonus and unused vacation days accrued through the Executive's last day of employment with the Company; (b) the Executive's full base salary (including guaranteed annual ten percent (10%) increases) through the Scheduled Termination Date; (c) the Executive's guaranteed annual bonuses in the amount of US$50,000.00 that he would have been awarded through the Scheduled Termination Date; (d) the value of vacation days that the Executive would have accrued through the Scheduled Termination Date; (e) continued coverage, at the Company's expense, under all Benefits Plans in which the Executive was a participant immediately prior to his last date of employment with the Company, or, in the event that any such Benefit Plans do not permit coverage of the Executive following his last date of employment with the Company, under benefit plans that provide no less coverage than such Benefit Plans, through the Scheduled Termination Date ("Continued Benefits"); and (f) severance in an amount equal to the sum of the Executive's annual base salary in effect immediately prior to his last date of employment with the Company. The Company shall deduct, from all payments made hereunder, all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions.

                  (v) The Executive, at his option, shall be entitled to receive the amounts described in paragraphs 11(d)(iv)(b) and (c) hereinabove in a lump sum within forty-five (45) days of his last date of employment with the Company. To exercise such option, the Executive shall deliver to the Company written notice therefore within ten (10) business days after his last date of employment with the Company. If the Executive fails to deliver such written notice within ten (10) business days after his last date of employment with the Company, the amounts described in paragraphs 11(d)(iv)(b) and (c) hereinabove shall be paid to the Executive in the same manner as they would have been paid, in accordance with the provisions of paragraphs 6(a) and (b), had the Executive remained employed by the Company. The amount described in paragraph 11(d)(iv)(f) shall be paid to the Executive within forty-five (45) days of the Executive's last date of employment with the Company.

                  (vi) The Executive shall have no duty to mitigate his damages, except that Continued Benefits shall be canceled or reduced to the extent of any comparable benefit coverage offered to the Executive during the period prior to the Scheduled Termination Date by a subsequent employer or other person or entity for which the Executive performs services, including but not limited to consulting services.

         e.       Without "Good Reason" Or "Cause"

                  (i) By The Executive. At any time during the term of this Agreement, the Executive shall be entitled to terminate this Agreement and the Executive's employment with the Company without "Good Reason," as that term is defined in paragraph 11(d)(i) and (ii) hereinabove, by providing prior written


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notice of at least  thirty (30) days to the  Company.  Upon  termination  by the
Executive of this Agreement and the Executive's employment with the Company without "Good Reason," the Company shall have no further obligations or liability to the Executive or his heirs, administrators or executors with respect to compensation and benefits thereafter, except for the obligation to pay the Executive any earned but unpaid base salary, pro rata annual bonus and unused vacation days accrued through the Executive's last day of employment with the Company. The Company shall deduct, from all payments made hereunder, all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions."

                  (ii) By The Company. At any time during the term of this Agreement, the Company shall be entitled to terminate this Agreement and the Executive's employment with the Company without "Cause," as that term is defined in paragraph 11(c)(i) hereinabove, by providing prior written notice of at least ninety (90) days to the Executive. Upon termination by the Company of this Agreement and the Executive's employment with the Company without Cause, the Company shall pay or provide to the Executive (or, following his death, to the Executive's heirs, administrators or executors): (a) any earned but unpaid base salary, unpaid pro rata annual bonus and unused vacation days accrued through the Executive's last day of employment with the Company; (b) the Executive's full base salary (including guaranteed annual ten percent (10%) increases) through the Scheduled Termination Date; (c) the Executive's guaranteed annual bonuses in the amount of US$50,000.00 that he would have been awarded through the Scheduled Termination Date; (d) the value of vacation days that the Executive would have accrued through the Scheduled Termination Date; (e) continued coverage, at the Company's expense, under all Benefits Plans in which the Executive was a participant immediately prior to his last date of employment with the Company, or, in the event that any such Benefit Plans do not permit coverage of the Executive following his last date of employment with the Company, under benefit plans that provide no less coverage than such Benefit Plans, through the Scheduled Termination Date ("Continued Benefits"); and (f) severance in an amount equal to the sum of the Executive's annual base salary in effect immediately prior to his last date of employment with the Company. The Company shall deduct, from all payments made hereunder, all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions.

                  (iii) The Executive, at his option, shall be entitled to receive the amounts described in paragraphs 11(e)(ii)(b) and (c) hereinabove in a lump sum within forty-five (45) days of his last date of employment with the Company. To exercise such option, the Executive shall deliver to the Company written notice therefore within ten (10) business days after his last date of employment with the Company. If the Executive fails to deliver such written notice within ten (10) business days after his last date of employment with the Company, the amounts described in paragraphs 11(e)(ii)(b) and (c) hereinabove shall be paid to the Executive in the same manner as they would have been paid, in accordance with the provisions of paragraphs 6(a) and (b), had the Executive remained employed by the Company. The amount described in paragraph 11(e)(ii)(f) shall be paid to the Executive within forty-five (45) days of the Executive's last date of employment with the Company."



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         Except for the aforementioned amendments to Sections 5, 10(b)(v) and 11 of the Agreement set forth in this letter, no other terms or provisions of the Agreement are being or have been amended, and all other terms and provisions of the Agreement shall remain in full force and effect.


                                                    Very truly yours,

                                                    HQ SUSTAINABLE MARITIME
                                                    INDUSTRIES, INC.

                                                     /s/ Norbert Sporns
                                                    ----------------------------
                                                    By:  Norbert Sporns
                                                    Its: Chief Executive Officer



Agreed To And Accepted By:

LILLIAN WANG

 /s/ Lillian Wang
--------------------------

Date:  April 11, 2005










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